Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		15-Jan-03
Determined as of:		9-Jan-03
For Monthly Period Ending:		31-Dec-02
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		30

Ending Pool Balance
Principal		2,779,340,792.89
Finance Charge		80,887,503.93

Total		2,860,228,296.82

Seller’s Interest Test
Ending Portfolio Principal Balance		2,779,340,792.89
Trust EFA		0.00

Receivables + EFA		2,779,340,792.89

Trust Invested Amount		1,753,543,552.58
Trust PFA		325,500,000.00

Trust Adjusted Invested Amount		1,428,043,552.58

Seller’s Participation Amount (with EFA)		1,351,297,240.31
Seller’s Participation Amount (w/o EFA)		1,351,297,240.31
Seller’s Interest Percentage		48.62%

Required Seller’s Interest Percentage		5.00%
Required Seller’s Interest		138,967,039.64

Required Principal Balance Test
Ending Portfolio Principal Balance		2,779,340,792.89
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		329,340,792.89

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		11,983,440.25
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30-59 days	1.85%	52,987,434.19
60-89 days	1.21%	34,531,347.09
90 days +	2.46%	70,488,300.82
Total 30 days +	5.52%	158,007,082.10

Miscellaneous
Gross Credit Losses	7.59%	17,380,898.11
Net Credit Losses	7.03%	16,091,785.97
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		31,345,566.85
Fees Billed		5,428,216.65
Interchange		7,843,562.00
Interest Earned on Collection Account		23,706.15